UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019 (July 16, 2019)

Grizzly Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55826	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000

Houston, Texas 77057

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
-	-	-

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Vanguard Natural Resources, Inc. (“Vanguard”) and certain subsidiaries (such subsidiaries, together with Vanguard, the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being administered under the caption In re Vanguard Natural Resources, Inc. et al.

As previously disclosed, on July 9, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and its Debtor Affiliates (the “Plan”) and on July 16, 2019 (the “Effective Date”), the Debtors consummated the Plan and emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, Vanguard was converted from a Delaware corporation to a Delaware limited liability company and renamed Grizzly Energy, LLC (“Grizzly”).

Non-Continuing Directors

Following the Effective Date and pursuant to the Plan, Randall Albert, W. Greg Dunlevy, Joseph Hurliman, Jr., Andrew Shultz, R. Scott Sloan and L. Spencer Wells will not be members of the board of managers of Grizzly (the “Board”).

Appointment of Directors

On the Effective Date, by operation of the Plan, the Board will consist of the following five members (each a “Manager” and together the “Initial Managers”) of a single class, with terms expiring at the annual meeting of stockholders.

Kevin Asarnow is an Executive Director at RPA Advisors, LLC with 11 years of experience providing financial and turnaround advisory services to companies, boards and creditors in distressed situations. Mr. Asarnow specializes in the upstream oil and gas and mining industries, having represented senior secured lenders in the restructurings of several public and private Exploration and Production (“E&P”) companies, including the Chapter 11 reorganizations of EV Energy Partners, Fieldwood Energy, and Stone Energy. Mr. Asarnow has also advised boards of directors in asset sales and other strategic transactions, including advising the board of Aventine Renewable Energy in the Company’s merger with Pacific Ethanol, creating the sixth largest ethanol producer in the United States. Prior to joining RPA Advisors in 2011, Mr. Asarnow was a Director at Capstone Advisory Group, LLC, a restructuring and turnaround consulting firm. Mr. Asarnow began his career as analyst at Standard & Poor’s Rating Services. Mr. Asarnow received a B.S. in Finance from Lehigh University.

Patrick J. Bartels Jr. is an investment professional with 20 years of experience in distressed companies. Mr. Bartels has served as a director on over 20 public and private boards, including several oil and gas companies and several companies that are engaged in an active restructuring process. Mr. Bartels has also led steering and ad hoc creditor committees in several Chapter 11 reorganizations. Most recently, Mr. Bartels has served as Managing Member at Redan Advisors LLC since December 2018. From April 2002 to November 2018, Mr. Bartels served as an investment professional at Monarch Alternative Capital LLP (“Monarch”), a hedge fund with $5.5 billion in assets under management, focusing on investment opportunities in bank debt, bonds, equities securities and CDS across a number of sectors.

From 2010 to 2018, Mr. Bartels was a Managing Principal at Monarch. Prior to joining Monarch, Mr. Bartels served as an Analyst at Invesco from February 2000 to April 2002, focusing on high-yield investments, including in the distressed and oil and gas sectors. Mr. Bartels also served as a Senior Associate at PricewaterhouseCoopers LLP’s Audit and Business Advisory Services Practice from September 1997 to January 2000, where he was a Certified Public Accountant. He also holds the Chartered Financial Analyst designation. Mr. Bartels received a B.S. in Accounting with a concentration in Finance from Bucknell University.

Stephen A. McDaniel is an experienced petroleum engineer and oil and gas executive with 30 years of experience in all aspects of U.S. upstream businesses. Mr. McDaniel had 15 years of experience at EnerVest, Ltd., serving as President and Chief Executive Officer from 2014 to 2015. During that time, Mr. McDaniel played an instrumental role in growing the company into the largest U.S. private equity/operator upstream company and a top 25 producer in the United States.

Since 2016, Mr. McDaniel has served as an oil and gas consultant offering property acquisition services for start-up E&P companies, including engineering evaluations, asset development evaluations, financial modeling, and bid advice. Prior to joining EnerVest in 2000, Mr. McDaniel had 12 years of experience as a petroleum engineer for Santos USA Corp., Coastal Oil & Gas Corporation, and OXY USA Inc. Mr. McDaniel received an M.B.A. and B.S. in Petroleum Engineering from the University of Oklahoma.

Dean E. Swick has 40 years of corporate governance, strategic planning, performance improvement, financial management, and restructuring leadership experience as a member of senior management and an advisor for public and private companies in the oilfield service, upstream, midstream, and downstream sectors. Until August 2018, Mr. Swick was a Managing Director at Alvarez & Marsal North America, LLC (“A&M”) where he served as the Co-Leader of Energy Restructuring. Mr. Swick’s experience in oil and gas restructuring includes serving as lead restructuring advisor to Stone Energy, Key Energy Services, and Express Energy Services. Mr. Swick has served in senior management positions at several oil and gas companies, including as Chief Restructuring Officer of Swift Energy, Vice President Finance at GSE Environmental, and Interim Chief Financial Officer at Dresser, Inc. In addition, Mr. Swick has led operational and financial performance improvement engagements at a number of oil and gas companies.

Prior to joining A&M, Mr. Swick was a Partner and Leader of Global Energy Investment Bank and Southwest Restructuring at Arthur Andersen from 1992 to 2002. Mr. Swick also served as a Managing Director at the predecessor to JP Morgan Chase from 1987 to 1992 where he worked in financing companies in the oil and gas industry. Mr. Swick received an M.B.A. from Northeastern University and a B.S. in Economics from St. Lawrence University.

Mike Wichterich is the Founder and Chief Executive Officer of Three Rivers Operating Company LLC, an E&P company that has launched four Permian-focused ventures with the backing of Riverstone Holdings, NYC. The Three Rivers entities have made over 18 acquisitions, aggregating over 380,000 net acres and operated over 1,000 wells. Over the course of seven separate sales, through the divestiture of a majority of the assets for each of the entities, the Three Rivers team has generated total sale proceeds of more than $2.8 billion and profits in excess of $1.4 billion.

Mr. Wichterich also serves as a Member of the Board of Directors of Three Rivers Operating Companies LLC and Sabine Oil and Gas. Prior to joining the Three Rivers projects, Mr. Wichterich served as Chief Financial Officer of Texas American Resources Company from 2006 to 2009, New Braunfels Utility from 2004 to 2005, and Mariner Energy Inc. from 1998 to 2003. Mr. Wichterich also served as a Senior Manager at PriceWaterhouseCoopers from 1989 to 1997. Mr. Wichterich received a Bachelors in Business Administration in accounting with a concentration in finance from the University of Texas at Austin.

Compensatory Arrangements

Richard Scott Sloan Amended and Restated Employment Agreement

On July 16, 2019, Grizzly entered into an Amended and Restated Employment Agreement with its President and Chief Executive Officer, Richard Scott Sloan. The initial term of the employment agreement will begin on July 16, 2019 and ends on December 31, 2020, which term shall automatically renew for one-year periods unless Grizzly or Mr. Sloan gives notice that it or he, as applicable, does not wish to extend the agreement. The employment agreement provides that Mr. Sloan is entitled to receive an annual base salary of $720,000 and an annual target bonus equal to 100% of his base salary; provided that during the 2019 calendar year, Mr. Sloan will instead participate in a quarterly bonus arrangement that provides him the opportunity to earn a target quarterly bonus of $180,000 (the “Sloan STIP”). The Sloan STIP permits Mr. Sloan to earn a quarterly bonus if performance metrics are achieved during the applicable calendar quarter on either a stand-alone or “catch up” basis. Mr. Sloan can earn up to 150% of his quarterly target bonus if the applicable performance metrics are exceeded. The other terms of the employment agreement are generally consistent with the terms of Mr. Sloan’s prior agreement, except that: (i) the Effective Date of the Plan shall constitute a Change of Control (as defined therein), and (ii) Mr. Sloan’s voluntary resignation during the 30-day period following the three-month anniversary of the Effective Date of the Plan shall constitute Good Reason.

Ryan Midgett Amended and Restated Employment Agreement

On July 16, 2019, Grizzly entered into an Amended and Restated Employment Agreement with its Chief Financial Officer, Ryan Midgett. The initial term of the employment agreement will begin on July 16, 2019 and ends on December 31, 2020, which term shall automatically renew for one-year periods unless Grizzly or Mr. Midgett gives notice that it or he, as applicable, does not wish to extend the agreement. The employment agreement provides that Mr. Midgett is entitled to receive an annual base salary of $325,000 and an annual target bonus equal to 80% of his base salary; provided that during the 2019 calendar year, Mr. Midgett will instead participate in a quarterly bonus arrangement that provides him the opportunity to earn a target quarterly bonus of $65,000 (the “Midgett STIP”). The Midgett STIP permits Mr. Midgett to earn a quarterly bonus if performance metrics are achieved during the applicable calendar quarter on either a stand-alone or “catch up” basis. Mr. Midgett can earn up to 150% of his quarterly target bonus if the applicable performance metrics are exceeded. The other terms of the agreement are generally consistent with the terms of Mr. Midgett’s prior agreement, except that: (i) the Effective Date of the Plan shall constitute a Change of Control (as defined therein), and (ii) Mr. Midgett’s voluntary resignation during the 30-day period following the three-month anniversary of the Effective Date of the Plan shall constitute Good Reason.

Jonathan C. Curth Amended and Restated Employment Agreement

On July 16, 2019, Grizzly entered into an Amended and Restated Employment Agreement with its General Counsel, Corporate Secretary and Vice President of Land, Jonathan C. Curth. The initial term of the employment agreement will begin on July 16, 2019 and ends on December 31, 2020, which term shall automatically renew for one-year periods unless the Company or Mr. Curth gives notice that it or he, as applicable, does not wish to extend the agreement. The employment agreement provides that Mr. Curth is entitled to receive an annual base salary of $380,000 and an annual target bonus equal to 80% of his base salary; provided that during the 2019 calendar year, Mr. Curth will instead participate in a quarterly bonus arrangement that provides him the opportunity to earn a target quarterly bonus of $76,000 (the “Curth STIP”). The Curth STIP permits Mr. Curth to earn a quarterly bonus if performance metrics are achieved during the applicable calendar quarter on either a stand-alone or “catch up” basis. Mr. Curth can earn up to 150% of his quarterly target bonus if the applicable performance metrics are exceeded. The other terms of the agreement are generally consistent with the terms of Mr. Curth’s prior agreement, except that: (i) the Effective Date of the Plan shall constitute a Change of Control (as defined therein), and (ii) Mr. Curth’s voluntary resignation during the 30-day period following the three-month anniversary of the Effective Date of the Plan shall constitute Good Reason.

The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the employment agreements, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Amended and Restated Employment Agreement with Richard Scott Sloan, dated July 16, 2019.

10.2	Amended and Restated Employment Agreement with Ryan Midget, dated July 16, 2019.

10.3	Amended and Restated Employment Agreement with Jonathan C. Curth, dated July 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIZZLY ENERGY, LLC

	By:	/s/ Ryan Midgett
	Name:	Ryan Midgett
	Title:	Chief Financial Officer

Dated: July 17, 2019